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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
Exult, Inc.

As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in this amendment to the registration statement.

/s/ VITALE, CATURANO AND COMPANY, P.C.


April 24, 2000
Boston, Massachusetts